                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 27, 1999, among Venture Holdings Trust, a grantor trust organized under the laws of Michigan (the "Trust"), Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation, Venture Service Company, Venture Europe, Inc. and Venture EU Corporation, each a Michigan corporation, and Experience Management LLC and Venture Holdings Company LLC, each a Michigan limited liability company (each a "Guarantor" and, together with the Trust, the "Issuers"), and Banc One Capital Markets, Inc., and Goldman Sachs & Co. (collectively, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated May 25, 1999 amongthe Issuers and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Trust to the Initial Purchasers of $125,000,000 aggregate principal amount of 12% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes") and $125,000,000 11% Senior Notes due 2007 (the "Senior Notes") (the Senior Subordinated Notes, the Senior Notes and the guarantees of the Senior Notes and the Senior Subordinated Notes by the Guarantors, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees, among other things, the registration rights for the Securities set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     The parties hereby agree as follows:

1. Definitions

          As used in this Agreement, the following terms shall have the following meanings (and, unless otherwise indicated, capitalized terms used herein without definition shall have the meanings ascribed to them by the Purchase Agreement):

          Advice: See Section 5.

          Applicable Period: See Section 2.

          Closing Date: The Closing Date as defined in the Purchase Agreement.

          Effectiveness Period: See Section 3.

          Effectiveness Target Date: The 150th day following the Closing Date.

          Event Date: See Section 4.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Exchange Offer: See Section 2.

          Exchange Offer Registration Statement: See Section 2.

          Exchange Securities: See Section 2.

          Filing Date: The 90th day after the Closing Date.

          Holder: Any holder of Transfer Restricted Securities.

          Indenture or Indentures: (i) The Senior Subordinated Indenture, dated as of the date hereof, among the Issuers and The Huntington National Bank, as trustee, pursuant to which the Senior Subordinated Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof and (ii) the Senior Indenture, dated as of the date hereof, among the Issuers and The Huntington National Bank, as trustee, pursuant to which the Senior Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers: See the introductory paragraph to this Agreement.

          Issuers: See the introductory paragraph of this Agreement.

          Liquidated Damages: See Section 4.

          Participating Broker-Dealer: See Section 2.

          Person: An individual, trustee, corporation, partnership, joint stock company, trust, limited liability company, unincorporated association, union, business association, firm or other legal entity.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Exchange Securities and/or the Transfer Restricted Securities (as applicable) covered by such Registration Statement, and all other amendments and supplements to the

Prospectus, including posteffective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registration Default: See Section 4.

          Registration Statement: Any registration statement of the Issuers, including, but not limited to, the Exchange Offer Registration Statement or the Shelf Registration, that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144A: Rule 144A promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 415.: Rule 415 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC: The Securities and Exchange Commission.

          Securities: See the introductory paragraphs to this Agreement

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Notice: See Section 2.

          Shelf Registration: See Section 3.

          TIA: The Trust Indenture Act of 1939, as amended.

          Transfer Restricted Securities: The Securities upon original issuance thereof and at all times subsequent thereto, until in the case of any such Securities (i) a Registration

Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of in accordance with such effective Registration Statement, (ii) such Securities are sold in compliance with Rule 144 or (iii) such Securities cease to be outstanding.

          Trustee: The trustee under the Indentures and if existent, the trustee under the indenture governing the Exchange Securities.

          Underwritten registration or underwritten offering. A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2. Exchange Offer

          1. The Issuers agree to file with the SEC as soon as practicable after the Closing Date, but in no event later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Transfer Restricted Securities for a like aggregate principal amount of debt securities of the Issuers which are substantially identical in all material respects to the Securities (and which are entitled to the benefits of the relevant Indenture or a trust indenture which is identical to the relevant Indenture (other than such changes to the relevant Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA and which, in either case, has been qualified under the TIA), except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement in compliance with the Securities Act. The Exchange Offer will be registered pursuant to the Securities Act on an appropriate form (the "Exchange Offer Registration Statement") and will comply with all applicable tender offer rules and regulations promulgated pursuant to the Exchange Act and shall be duly registered or qualified pursuant to all applicable state securities or Blue Sky laws. No securities shall be included in the Registration Statement covering the Exchange Offer other than the Exchange Securities. The Issuers agree to use their best efforts to (x) cause the Exchange Offer Registration Statement to become effective pursuant to the Securities Act on or before the Effectiveness Target Date; (y) keep the Exchange Offer open for not less than 20 business days (or such longer period required by applicable law) after the commencement of the Exchange Offer; and (z) consummate the Exchange Offer within 45 days after the earlier of the effectiveness thereof or the Effectiveness Target Date. Each Holder who participates in the Exchange Offer will be required to represent that
(i) any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities, and (iii) such Holder is not an affiliate of the Issuers within the meaning of Rule 405 of the Securities Act (or that if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable). Each Holder that is not a Participating Broker-Dealer will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities. Each Holder that

(i) is a Participating Broker-Dealer and (ii) will receive Exchange Notes for its own account in exchange for the Transfer Restricted Securities that it acquired as the result of market making or other trading activities will be required to acknowledge that it will deliver a Prospectus as required by law in connection with any resale of such Exchange Securities. Upon consummation of the Exchange offer in accordance with this Agreement, the Issuers shall have no further obligation to register Transfer Restricted Securities pursuant to
Section 2(c) and Section 3 of this Agreement.

          2. The Issuers shall include within the Prospectus contained in the Exchange offer Registration Statement a section entitled "Plan of Distribution," acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

          The Issuers shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act, for a period of at least 270 days after consummation of the Exchange offer (or such longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period").

               In connection with the Exchange Offer, the Issuers shall:

               (x) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (y) utilize the services of a depositary for the Exchange Offer with an address in the City of New York; and

               (z) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

               As soon as practicable after the close of the Exchange Offer, the Issuers shall:

               (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange offer;

               (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

               (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

          (c) If (1) prior to the consummation of the Exchange Offer, applicable interpretations of the staff of the SEC do not permit the Issuers to effect the Exchange Offer as contemplated herein, or (2) the Exchange Offer is not consummated within 180 days of the Closing Date for any reason, then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and the Issuers shall file a Registration Statement pursuant to Section 3. Following the delivery of a Shelf Notice to the Holders of Transfer Restricted Securities, the Issuers shall not have any further obligation to conduct the Exchange Offer pursuant to this Section 2, provided that the Issuers shall have the right, nonetheless, to proceed to consummate the Exchange Offer notwithstanding their obligations pursuant to this Section 2(c) (and, upon such consummation, their obligation to consummate a Shelf Registration pursuant to clause (2) above shall terminate).

3. Shelf Registration

          If the Issuers are required to deliver a Shelf Notice as contemplated by Section 2(c), then

          1. Shelf Registration. The Issuers shall prepare and file with the SEC, as promptly as practicable following the delivery of the Shelf Notice, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration"). The Shelf Registration shall be on an appropriate form which permits registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration. The Issuers shall use their best efforts, as described in Section 5(b), to cause the Shelf Registration to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof and to keep the Shelf Registration continuously effective under the Securities Act until the earlier of (i) the date which is 24 months after the Closing Date, (ii) the date that all Transfer Restricted

Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (iii) there ceases to be outstanding any Transfer Restricted Securities (the "Effectiveness Period").

          2. Supplements and Amendments. The Issuers shall use their best efforts to keep the Shelf Registration continuously effective by supplementing and amending the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement and by any underwriter of such Transfer Restricted Securities.

4. Liquidated Damages

          1. The Issuers and the Initial Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Issuers fail to fulfill their obligations pursuant to Section 2 or Section 3 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Issuer to fulfill such obligations, the Issuers hereby agree to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities under the circumstances and to the extent set forth below:

          (i) if neither the Exchange Offer Registration Statement nor the Shelf Registration has been filed with the SEC on or before the Filing Date; or

          (ii) if neither the Exchange Offer Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Target Date; or

          (iii) if (A) an Exchange Offer Registration Statement is declared effective by the SEC, and (B) the Issuers have not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days following the earlier of (i) the effectiveness thereof or (ii) the Effectiveness Target Date; or

          (iv) the Shelf Registration has been declared effective by the SEC and such Shelf Registration ceases to be effective or usable at any time during the Effectiveness Period, without being succeeded on the same day immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective on the same day;

          (any of the foregoing, a "Registration Default") then the Issuers shall pay to each Holder of Transfer Restricted Securities Liquidated Damages in an amount equal to 0.5% per annum of the principal amount of Transfer Restricted Securities held by such Holder during the first 90-day period immediately following the occurrence of such Registration Default. The amount of such Liquidated Damages will increase by an additional 0.5% per annum of the principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period, until all Registration Defaults have been cured; provided, however, that Liquidated Damages shall not at any time exceed 2.0% per annum of the principal amount of Transfer Restricted Securities. Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease. A Registration Default under clause (i) above shall be cured on the date that either the Exchange offer Registration Statement or the Shelf Registration is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that either the Exchange offer Registration Statement or the Shelf Registration is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated or (B) a Shelf Registration Statement is declared effective; and a Registration Default under clause (iv) above shall be cured on the earlier of (A) the date that the post-effective amendment curing the deficiency in the Shelf Registration is declared effective or (B) the Effectiveness Period expires.

          2. The Issuers shall notify the Trustee within one business day after each and every date on which a Registration Default occurs (an "Event Date"). Liquidated Damages shall be paid by the Issuers to the Holders by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified on or before the semiannual interest payment date provided in the relevant Indenture. Each obligation to pay Liquidated Damages shall be deemed to commence accruing on the applicable Event Date and to cease accruing when all Registration Defaults have been cured. In no event shall the Issuers pay Liquidated Damages in excess of the maximum applicable amount set forth above, regardless of whether one or multiple Registration Defaults exist.

5. Registration Procedures

          In connection with the registration of any Exchange Securities or Transfer Restricted Securities pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registration to permit the sale of such Exchange Securities or Transfer Restricted Securities (as applicable) in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers shall:

          1. Prepare and file with the SEC, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and to use their best efforts to cause such Registration

Statement(s) to become effective and remain effective as provided herein; provided that, if (1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall, if requested, furnish to and afford the Holders a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 3 business days prior to such filing, or such later date as is reasonable under the circumstances) and shall use their best efforts to reflect in each such document, when so filed with the SEC, such comments as you may reasonably and timely propose.

          2. Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the periods required by Section 2 or Section 3, as applicable; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Applicable Period if they voluntarily take any action that would result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Transfer Restricted Securities or such Exchange Securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by them in good faith and for valid business reasons (not including avoidance of their obligations hereunder), including the acquisition or divestiture of assets.

          3. If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer known to the Issuers, as the case may be, their counsel and the managing underwriters, if any, promptly and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(l) below cease to be true and correct, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vi) of the Issuers, reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          4. If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Securities (as applicable) to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          5. If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to such Registration Statement with such information as the managing underwriter, if any, and such Holders and counsel reasonably request to be included therein.

          6. If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests, as the case may be, their counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          7. If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Transfer Restricted Securities pursuant to a Shelf Registration, or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto.

          8. If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

          9. If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as practicable prepare and (subject to Section 5(a) above) file with the SEC, at the expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          10. Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, (i) provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Transfer Restricted Securities.

          11. In connection with an underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuers and their subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuers and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters;
(iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by them for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably requested by underwriters as permitted by Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          12. If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, (i) make available, on a confidential basis and subject to the last sentence of this paragraph, for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and (ii) cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Information supplied pursuant to clauses (i) and (ii) above is confidential and shall not be disclosed by the Inspectors, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public.

          13. Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Securities, as the case may be, and cause the Indenture to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          14. Comply with all applicable rules and regulations of the SEC and, as soon as reasonably practicable, make generally available to its security holders consolidated earnings statements (which need not be audited) of the Issuers that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          15. If an Exchange offer is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Securities, the Issuers shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being canceled in exchange for the Exchange Securities; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

          16. Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          17. Use their best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities or Exchange Securities, as applicable, covered by a Registration Statement contemplated hereby.

          The Issuers may require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Issuers may, from time to time, reasonably request or is required by the rules of the SEC. The Issuers may exclude from such registration the Transfer Restricted Securities of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such request and such excluded seller or Participating Brokers shall not be entitled to Liquidated Damages hereunder.

          Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section

5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi), such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuers give any notice of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi), the time period for the effectiveness of such Registration Statement set forth in Section 2 or Section 3 hereof, as applicable, shall be extended by the number of days from the date of such notice to the date when each selling Holder covered by such Registration Statement shall have received copies of the supplemental or amended Prospectus contemplated by Section 5(j) or shall have received the Advice that the use of the applicable Prospectus may be resumed.

6. Registration Expenses

          1. All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, whether or not the Exchange offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities
(x) where the Holders of Transfer Restricted Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h), in the case of Transfer Restricted Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Transfer Restricted Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or of such Exchange Securities, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers, (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(l)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuers desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, and indentures. Nothing contained in this Section 6 shall create an obligation on the part of the Issuers to pay or reimburse any Holder for any underwriting commission or discount attributable to any such Holder's Transfer Restricted Securities included in an underwritten offering pursuant to a Registration Statement filed in accordance with the terms of this Agreement, or to guarantee such Holder any profit or proceeds from the sale of such Securities.

          2. In connection with any Shelf Registration hereunder, the Issuers shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to one local counsel in each relevant jurisdiction) chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Transfer Restricted Securities reasonably incurred in connection with the registration of the Transfer Restricted Securities.

7. Indemnification

          Each Issuer agrees, jointly and severally, to indemnify and hold harmless (i) the Initial Purchasers, each Holder of Transfer Restricted Securities, each Holder of Exchange Securities, each Participating Broker-Dealer, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of such Person or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Issuers or any underwriter in writing by such Indemnified Person for use therein, or (ii) any untrue statement contained in or omission from a preliminary prospectus if a copy of the Prospectus (as then amended or supplemented, if the Issuers shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the person asserting any such losses, liabilities, claims, damages or expenses who purchased Securities, if such is required by law at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The Issuers shall notify the Trustee promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation of which it or they shall have become aware in connection with the matters addressed by this Agreement.

          In connection with any Registration Statement in which a Holder of Transfer Restricted Securities is participating, such Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuers and their directors and officers and each person who controls the Issuers within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Indemnified Person, but only with reference to information furnished to the Issuers in writing by such Indemnified Person for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Indemnified Person pursuant to this paragraph shall in no event exceed the net proceeds received by such Indemnified Person from sales of Transfer Restricted Securities giving rise to such obligations.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing, and the indemnifying person shall have the right to assume the defense thereof with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying person and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying person failed to assume the defense within a reasonable time after the commencement of the action and employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying person, or any affiliate of the indemnifying person and such indemnified party shall have been reasonably advised by counsel in writing that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying person or such affiliate of the indemnifying person or (y) a conflict may exist between such indemnified party and the indemnifying person or such affiliate of the indemnifying person (in which case the indemnifying person shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by indemnified parties who sold a majority in aggregate principal amount of Transfer Restricted Securities sold by all such indemnified parties and any such separate firm for the Issuers, their directors, their officers and such control persons of the Issuers shall be designated in writing by the Issuers. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying person shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable (other than by reason of the exceptions or provisions therein) to, or is insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities, or expenses referred to therein (other than by reason of the exceptions provided therein), then each indemnifying person under such paragraphs, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits of the indemnified party on the one hand and the indemnifying person(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying person(s) and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying person(s), on the one hand, and any indemnified parties, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying person(s), on the one hand, or by such indemnified parties, on the other, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an indemnified party be required to contribute any amount in excess of the amount by which proceeds received by such indemnified party from sales of Transfer Restricted Securities exceeds the amount of any damages that such indemnified party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the indemnifying persons may otherwise have to the indemnified parties referred to above. The indemnified parties, obligations to contribute pursuant to Section 7 are several in proportion to the respective principal amount of Securities sold by each of the indemnified parties hereunder and not joint.

8. Rules 144 and 144A

          The Issuers covenant that they will file the reports required to be filed by them pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder of Transfer Restricted Securities, make available information required by Rules 144 and 144A under the Securities Act in order to permit sales pursuant to Rule 144 and Rule 144A.

9.        Underwritten Registrations

          1. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and reasonably acceptable to the Issuers.

          No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder, unless such Holder (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any customary underwriting arrangements entered into in connection therewith and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          2. Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering or placement agent in a private-offering of the, Company's debt securities, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Securities except pursuant to an Exchange Offer, during the period beginning 10 days prior to, and ending 90 days after, the closing date of the underwritten offering.

          The foregoing provisions shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

          The Issuers agree, without the written consent of the managing underwriters in an underwritten offering of Transfer Restricted Securities covered by a Registration Statement filed pursuant to Section 3 hereof, not to effect any public or private sale or distribution of their respective debt securities, including a sale pursuant to Regulation D or Rule 144A under the Securities Act, during the period beginning 10 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such Registration Statement; provided, however, that such period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section 5(c)(v) or S(c)(vi) hereof to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof and provided further, that no such offering restriction shall apply to more than one such underwritten offering per twelve-month period.

10.       Miscellaneous

          1. Remedies. In the event of a breach by the Issuers of any of their obligations under this Agreement, each Holder of Transfer Restricted Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 4, the Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

          2. No Inconsistent Agreements. None of the Issuers will enter into any agreement with respect to any of their respective securities which will grant to any Person piggy-back registration rights with respect to an Exchange Offer Registration Statement or a Shelf Registration.

          3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of holders of at least a majority of the then outstanding aggregate principal amount of-Transfer Restricted Securities and Exchange Securities held by Participating Broker-Dealers holding Exchange Securities.

          Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter-that relates exclusively to the rights of Holders and Participating Broker-Dealers holding Exchange Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders and Participating Broker-Dealers holding Exchange Securities may be given by holders of at least majority in aggregate principal amount of the Transfer Restricted Securities and Exchange Securities held by Participating Broker-Dealers being sold by such holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          4. Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

          (i) if to a Holder of Transfer Restricted Securities, at the most current address given by the Trustee to the Issuers; and

          (ii) if to the Issuers: James E. Butler, Venture Holdings Trust, 33662 James J. Pompo Drive, Fraser, Michigan 48026, (Tel: 810-294-1500) (Fax:
     810-294-1960), with copies to Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48234-1668, Attention Fredrick M. Miller, Esq. (Tel:
     313-568-6800) (Fax: 313-568-6832) and Paul Lieberman, P.C., 1471 S.
     Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48302 (Tel:
     248-335-4000) (Fax: 248-335-4689).

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; ten business days after being deposited in the mail, postage prepaid, if mailed; three business days after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

          5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Issuers agree that the holders of the Securities shall be third party beneficiaries to the agreements made hereunder by the Issuers and each holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          6. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  10. Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

          11. Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                         VENTURE HOLDINGS TRUST
                                         VEMCO INC.
                                         VEMCO LEASING, INC.
                                         VENTURE INDUSTRIES CORPORATION
                                         VENTURE HOLDINGS CORPORATION INC.
                                         VENTURE LEASING COMPANY
                                         VENTURE MOLD & ENGINEERING
                                           CORPORATION
                                         VENTURE SERVICE COMPANY
                                         EXPERIENCE MANAGEMENT LLC
                                         VENTURE EUROPE, INC.
                                         VENTURE EU CORPORATION
                                         VENTURE HOLDINGS COMPANY LLC



                                         By: /s/ JAMES E. BUTLER, JR.
                                             ---------------------------------
                                             Name:  James E. Butler, Jr.
                                             Title: Chief Financial Officer

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above written.


BANC ONE CAPITAL MARKETS, INC.
GOLDMAN SACHS & CO.

By: Banc One Capital Markets, Inc.



   By: /s/ THOMAS GORDY
       -----------------------------------
       Name:  Thomas Gordy
       Title: Managing Director



                                       S-2